   NEWS RELEASE

Contacts:
Gastar Exploration Inc.
Michael A. Gerlich, Chief Financial Officer
713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Announces Borrowing Base Increase

HOUSTON, March 27, 2014 - Gastar Exploration Inc. (“Gastar”) (NYSE MKT: GST) today announced that the borrowing base under its revolving credit facility has been increased to $120.0 million. This represents a $20.0 million increase over Gastar’s previous borrowing base effective December 2013. Currently, Gastar has no borrowings outstanding under its revolving credit facility.
About Gastar Exploration
Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar's principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus Shale in West Virginia and is also in the early stages of exploring and developing the Hunton Limestone horizontal oil play in Oklahoma. For more information, visit Gastar's website at www.gastar.com.

Safe Harbor Statement and Disclaimer
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. A statement identified by the words “expects,” “projects,” “plans,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.

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